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                                                                    EXHIBIT 10.2

                      [COST PLUS LETTERHEAD APPEARS HERE]



FOR IMMEDIATE RELEASE



          COST PLUS, INC. NAMES JOHN HOFFNER EXECUTIVE VICE PRESIDENT
                  OF ADMINISTRATION/CHIEF FINANCIAL OFFICER.


     Oakland, CA - June 8, 1998 - Cost Plus, Inc. (Nasdaq:CPWM) announced today that John F. Hoffner will join the Company on June 15, 1998 as Executive Vice President of Administration, Chief Financial Officer, and Secretary. In addition to his financial duties, Mr. Hoffner will oversee information systems, inventory management, and other administrative support areas. He will report to Murray H. Dashe, Chairman, Chief Executive Officer, and President.

     Dashe stated, "We are quite pleased to have John Hoffner join us. His extensive financial and administrative experience with rapid-growth retailers fits well with our expansion plans."

     "It is a real pleasure to be returning to the San Francisco Bay Area to join this exceptional retailing company," said Hoffner.

     Hoffner has nearly 25 years of retail experience. He joins Cost Plus from Sweet Factory, Inc. where he served as Executive Vice President and Chief Financial Officer. That company has grown from 45 to 240 locations in just seven years and is the leading specialty candy retailer in the United States. He has also served as Senior Vice President, Finance and Administration for Wherehouse Entertainment, Inc. and Vice President/Chief Financial Officer for Pic N Save Stores (MacFrugal's). Earlier in his career, he was Controller and Director of Financial Services for the Mervyn's Division of Dayton-Hudson, and was an Assistant Controller with Federated Department Stores. He began his career with Procter & Gamble.

     Mr. Hoffner received his bachelor of science degree in Industrial Management from Purdue University and his MBA from Xavier University. He currently serves as a director on the Board of the Krannert Management School of Purdue University.

          Cost Plus, Inc. is a leading specialty retailer of casual home living and entertaining products. The company operates 72 stores under the name "Cost Plus World Market" in 13 states.

               Contact:       Murray Dashe
                              Chairman, CEO, and President
                              (510) 893-7300 ext. 3002